Exhibit 23.2
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                       [Hein & Associates LLP Letterhead]

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use in the Registration Statement of Catalyst Lighting Group, Inc. (formerly Wentworth III, Inc.) of our report dated February 5, 2003, accompanying the financial statements of Catalyst Lighting Group, Inc. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.

HEIN + ASSOCIATES LLP

Denver, Colorado
September 23, 2003